Exhibit 10.5

FIRST AMENDMENT TO THE HERSHEY FOODS CORPORATION
AMENDED AND RESTATED (2003) SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN
(Effective as of October 6, 2003)

        WHEREAS, The Hershey Company (the “Company”) currently maintains the Hershey Foods Corporation Amended and Restated (2003) Supplemental Executive Retirement Plan, effective as of October 6, 2003 (the “Plan”); and

        WHEREAS, the Company now considers it desirable to amend the Plan to reflect the enhanced Plan benefit for certain employees provided under The Hershey Company 2005 Early Retirement Plan for E-Grade Employees; and

        WHEREAS, the Company understands that the benefits provided under this amendment are subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

        WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment; and

        WHEREAS, the Board of Directors of the Company (the “Board”) has delegated to the officers of the Company the power and authority to make such changes to the Plan as may be deemed necessary and desirable to reflect the enhanced benefit provided under The Hershey Company 2005 Early Retirement Plan for E-Grade Employees.

        NOW, THEREFORE, BE IT RESOLVED that, by virtue and in exercise of the power reserved to the Board by Section 10 of the Plan, and pursuant to the authority delegated to the officers of the Company by the Board, the Plan is hereby amended, effective July 21, 2005, as follows:

1.     Section 3 of the Plan is amended by adding the following paragraph to the end thereof:

Notwithstanding the foregoing, a participant in The Hershey Company 2005 Early Retirement Plan for E-Grade Employees (“ERP”) who is not otherwise eligible to receive a benefit solely because he has not satisfied the age and service requirements set forth above shall be deemed eligible to receive a benefit pursuant to Section 4 of the Plan as of his “Retirement Date” (as such term is defined under the ERP), and such benefits shall be subject to the requirements of Code Section 409A.

2.     Section 4(b)(4) of the Plan is amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, for a participant in the ERP, the calendar months calculated in (C) is reduced by 60 months (but not reduced below zero), and the additional benefit resulting from this sentence, if any, is subject to the requirements of Code Section 409A.

        IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 21st day of July, 2005.

THE HERSHEY COMPANY

By:                /s/ Marcella K. Arline

                Its: Senior Vice President, Chief People Officer